Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended December 31,		Year ended December 31,
(unaudited; dollars in millions, except per unit amounts)	2003	2002	2003	2002

Operating revenue	$759.5	$543.0	$3,171.4	$1,185.5

Expenses
Cost of natural gas	609.6	408.6	2,611.8	770.7
Operating and administrative	54.3	53.1	211.8	144.2
Power	16.2	13.4	56.1	52.7
Depreciation and amortization	27.1	24.5	97.4	79.9

	707.2	499.6	2,977.1	1,047.5

Operating income	52.3	43.4	194.3	138.0

Interest expense	(20.7)	(17.5)	(85.0)	(59.2)
Other income (expense)	0.7	0.1	2.4	(0.2)
Minority interest	—	—	—	(0.5)

Net income	$32.3	$26.0	$111.7	$78.1

Net income per unit	$0.54	$0.52	$1.93	$1.76

Weighted average units outstanding (millions)	50.3	42.7	47.7	36.7

ENBRIDGE ENERGY PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
	2003	2002
	(unaudited, dollars in millions)
ASSETS
Current assets
Cash and cash equivalents	$64.4	$60.3
Receivables, trade and other, net of allowance for doubtful accounts of $2.9 in 2003 and $3.7 in 2002	61.1	35.0
Accrued gas receivables	242.1	182.9
Other current assets	41.2	19.3
	408.8	297.5

Property, plant and equipment, net	2,465.6	2,253.3
Goodwill	257.3	241.1
Intangible and Other assets,	98.2	43.0
Total Assets	$3,229.9	$2,834.9

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$1.8	$63.1
Accounts payable and other	107.6	99.1
Accrued gas purchases	206.2	142.1
Interest payable	6.8	7.0
Property and other taxes payable	18.3	16.3
Current maturities and short-term debt	246.0	31.0
	586.7	358.6

Long-term debt	1,155.8	1,011.4
Loans from General Partner and affiliates	133.1	444.1
Commitments, contingencies and environmental liabilities	7.9	5.6
Deferred credits	33.1	23.2
Minority interest	—	0.4
	1,916.6	1,843.3

Partners’ capital
Class A common units (Units authorized and issued — 40,166,134 in 2003 and 31,313,634 in 2002)	914.8	604.8
Class B common units (Units authorized and issued — 3,912,750 in 2003 and 2002)	64.3	48.7
i-units (Units authorized and issued — 10,062,170 in 2003 and 9,228,655 in 2002)	370.7	335.6
General Partner	27.5	18.8
Accumulated other comprehensive loss	(64.0)	(16.3)
Total liabilities and partners’ capital	1,313.3	991.6
	$3,229.9	$2,834.9

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

Net Income per Unit

Net income per unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of Class A and Class B Common Units and i-units outstanding.  The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership.  Net income per unit was determined as follows:

	Three months ended December 31,		Year ended December 31,
(in millions; except per unit amounts)	2003	2002	2003	2002

Net income	$32.3	$26.0	$111.7	$78.1

Net income allocated to General Partner	(0.6)	(0.6)	(2.2)	(1.1)
Incentive distributions and historical cost depreciation adjustments	(4.7)	(3.4)	(17.4)	(12.0)
	(5.3)	(4.0)	(19.6)	(13.1)

Net income allocable to Common Units and i-units	$27.0	$22.0	$92.1	$65.0

Weighted average units outstanding	50.3	42.7	47.7	36.7

Net income per unit	$0.54	$0.52	$1.93	$1.76

Segment Information

The Partnership’s business is divided into operating segments, defined as components of the enterprise about which financial information is available and evaluated regularly by the Partnership in deciding how to allocate resources to an individual segment and in assessing performance of the segment.

The Partnership’s reportable segments are based on the types of business activity and management control. Each segment is managed separately because each business requires different operating strategies.  The Partnership has four reportable business segments: Liquids Transportation, Gathering and Processing, Natural Gas Transportation and Marketing.

Due to the purchase of natural gas assets in October 2002, the Partnership changed the organization of its business segments effective in the fourth quarter of 2002.  Prior to the fourth quarter of 2002, the Partnership reported Transportation as one segment, which consisted of receipt and delivery of crude oil, liquid hydrocarbons, natural gas and natural gas liquids.  These activities are now reported within 3 segments – Liquids Transportation, Gathering and Processing and Natural Gas Transportation.  Prior period segment results have been restated to conform to the Partnership’s current organization.

The following tables present certain financial information relating to the Partnership’s business segments.

	As of and for the three months Ended December 31, 2003
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
	(dollars in millions)

Operating revenues	93.2	472.9	25.8	167.6	—	759.5
Cost of natural gas	—	431.4	13.1	165.1	—	609.6
Operating and administrative	24.3	22.5	5.8	0.9	—	54.3
Power	16.2	—	—	—	—	16.2
Depreciation and amortization	16.2	7.2	3.6	0.1	—	27.1
Operating income	$36.5	$11.8	$3.3	$1.5	$(0.8)	$52.3
Interest expense	—	—	—	—	(20.7)	(20.7)
Other income (expense)	—	—	—	—	0.7	0.7
Minority interest	—	—	—	—	—	—
Net income	$36.5	$11.8	$3.3	$1.5	$(20.8)	$32.3

Total assets	$1,511.1	$1,085.9	$404.6	$189.6	$38.7	$3,229.9
Capital expenditures (excluding acquisitions)	$16.2	$17.1	$1.0	$—	$2.2	$36.5

	As of and for the three months Ended December 31, 2002
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Totals
	(dollars in millions)

Operating revenues	88.2	305.8	19.8	129.2	—	$543.0
Cost of natural gas	—	273.1	8.6	126.9	—	408.6
Operating and administrative	30.1	18.0	4.5	0.5	—	53.1
Power	13.4	—	—	—	—	13.4
Depreciation and amortization	16.8	4.9	2.8	—	—	24.5
Operating Income	$27.9	$9.8	$3.9	$1.8	$—	$43.4
Interest expense	—	—	—	—	(17.5)	(17.5)
Other income (expense)	—	—	—	—	0.1	0.1
Minority interest	—	—	—	—	—	—
Net income	$27.9	$9.8	$3.9	$1.8	$(17.4)	$26.0

Total Assets	$1,502.4	$730.9	$426.7	$134.9	$40.0	$2,834.9

Capital Expenditures (excluding acquisitions)	$30.3	$5.6	$0.6	$—	$0.4	$36.9

	As of and for the Year Ended December 31, 2003
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Total
	(dollars in millions)

Operating revenues	344.2	1,846.8	116.8	863.6	—	3,171.4
Cost of natural gas	—	1,693.3	67.6	850.9	—	2,611.8
Operating and administrative	104.1	81.0	21.3	2.2	3.2	211.8
Power	56.1	—	—	—	—	56.1
Depreciation and amortization	59.5	24.1	13.6	0.2	—	97.4
Operating income	$124.5	$48.4	$14.3	10.3	(3.2)	194.3
Interest expense	—	—	—	—	(85.0)	(85.0)
Other income (expense)	—	—	—	—	2.4	2.4
Minority interest	—	—	—	—	—	—
Net income	$124.5	$48.4	$14.3	$10.3	$(85.8)	$111.7

Total assets	$1,511.1	$1,085.9	$404.6	$189.6	$38.7	$3,229.9
Capital expenditures (excluding acquisitions)	$69.3	$51.0	$4.4	$0.1	$4.5	$129.3

	As of and for the Year Ended December 31, 2002
	Liquids Transportation	Gathering and Processing	Natural Gas Transportation	Marketing	Corporate	Totals
	(dollars in millions)

Operating revenues	334.3	702.2	19.8	129.2	—	1,185.5
Cost of natural gas	—	635.2	8.6	126.9	—	770.7
Operating and administrative	104.7	34.5	4.5	0.5	—	144.2
Power	52.7	—	—	—	—	52.7
Depreciation and amortization	64.8	12.3	2.8	—	—	79.9
Operating Income	$112.1	$20.2	$3.9	$1.8	$—	$138.0
Interest expense	—	—	—	—	(59.2)	(59.2)
Other income (expense)	—	—	—	—	(0.2)	(0.2)
Minority interest	—	—	—	—	(0.5)	(0.5)
Net income	$112.1	$20.2	$3.9	$1.8	$(59.9)	$78.1

Total Assets	$1,528.0	$734.5	$435.1	$137.3	$—	$2,834.9

Capital Expenditures (excluding acquisitions)	$202.6	$11.1	$0.6	$—	$0.4	$214.7